                                                                  EXECUTION COPY

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                              AMENDED AND RESTATED

                             STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                          TRW AUTOMOTIVE HOLDINGS CORP.

                                       AND

                         THE OTHER PARTIES NAMED HEREIN

                         ------------------------------

                             DATED: JANUARY 21, 2004

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                               TABLE OF CONTENTS

         2.3        Transfers in Compliance with Law; Substitution of

                                                                               2

                                    EXHIBITS

Exhibit A         Form of Transfer Agreement
Exhibit B         Form of Management Rights Letter Agreement

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

          This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT"), dated as of January 21, 2004, is among TRW Automotive Holdings Corp., a Delaware corporation (including any successor thereto, "PARENT"), Automotive Investors
L.L.C., a Delaware limited liability company (together with any successor thereto and any Permitted Transferee thereof that becomes a party to this
Agreement pursuant to Section 2.3, "AI LLC"), and Northrop Grumman Corporation,
a Delaware corporation (together with any Permitted Transferee thereof that becomes a party to this Agreement pursuant to Section 2.3, "NORTHROP GRUMMAN").
Unless otherwise provided in this Agreement, capitalized terms used herein have the respective meanings given to them in Section 1.1. Capitalized terms used herein and not otherwise defined herein have the respective meanings given to them in the Master Purchase Agreement referred to below.

          WHEREAS, on February 28, 2003, the parties hereto entered into that certain Stockholders Agreement (the "ORIGINAL STOCKHOLDERS AGREEMENT") in
connection with the Master Purchase Agreement, dated as of November 18, 2002, between BCP Acquisition Company L.L.C., a Delaware limited liability company
("BCP LLC"), and Northrop Grumman, as amended by Amendment No. 1 thereto, dated as of December 20, 2002, and Amendment No. 2 thereto, dated as of February 28,
2003 (as amended, the "MASTER PURCHASE AGREEMENT"), among BCP LLC, Northrop
Grumman, TRW Inc. and TRW Automotive Inc.;

          WHEREAS, the parties to the Original Stockholders Agreement wish to set forth certain understandings regarding the relationship among Parent and its shareholders and to amend and restate the Original Stockholders Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Stockholders Agreement as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "AFFILIATE" means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

          "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "BOARD OF DIRECTORS" means the Board of Directors of Parent.

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          "COMMISSION" means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "COMMON STOCK" means the shares of common stock, par value $0.01 per share, of Parent or any other capital stock of Parent into which such stock is reclassified or reconstituted and any other common stock of Parent; provided that, for the purposes of any computation of the number of shares of Common
Stock pursuant to Articles II and III, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged, as applicable, and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

          "COMMON STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible, exchangeable or exercisable into or for shares of
Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "INDEPENDENT DIRECTOR" means a natural person who is not an Affiliate of Blackstone Family Investment Partnership IV L.P., a Delaware limited partnership, Blackstone Capital Partners IV L.P., a Delaware limited partnership, Blackstone Capital Partners IV-A L.P., a Delaware limited partnership, or Blackstone Automotive Co-Invest Capital Partners L.P., a
Delaware limited partnership.

          "INITIAL PUBLIC OFFERING" means the initial public offering of the shares of Common Stock of Parent pursuant to an effective registration statement filed under the Securities Act.

          "IPO EFFECTIVENESS DATE" means the date upon which Parent closes its
Initial Public Offering.

          "PUBLIC OFFERING" means any firm commitment underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or other limited purpose form.

          "REGISTERED SALE" means a transfer of Shares effected pursuant to an effective registration statement under the Securities Act in accordance with
Section 5.1 or 5.2 hereof.

          "REGISTRABLE SHARES" means the Shares, provided that such Shares shall cease to be Registrable Shares if and when (i) a registration statement with respect to the disposition of such Shares shall have become effective under the
Securities Act and such Shares shall have been disposed of pursuant to such effective registration statement, (ii) such Shares shall have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such
Shares shall have been otherwise transferred, new certificates not bearing restrictive legends shall have been delivered by Parent in lieu thereof and further disposition thereof shall not require registration or qualification of them under the

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Securities Act or any state securities or Blue Sky laws, (iv) such Shares may be sold pursuant to Rule 144(k) under the Securities Act (unless such Shares are held by a holder owning over 5% of all the then-outstanding shares of Common
Stock) or (v) such Shares shall have ceased to be outstanding.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          "SHARES" means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock, and any other Common Stock
Equivalents owned thereby; provided, however, for the purposes of any computation of the number of Shares pursuant to Articles II and III, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged, as applicable, and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

          "STOCKHOLDERS" means each of AI LLC and Northrop Grumman and any
Permitted Transferee thereof to whom Shares are transferred in accordance with
Article II, and the term "Stockholder" shall mean any such Person. For purposes of this Agreement, TRW Automotive U.K. Inc., a Delaware corporation and an indirect, majority-owned Subsidiary of Northrop Grumman, shall be treated as a
Stockholder as if it had received Shares from Northrop Grumman as a Permitted
Transferee thereof pursuant to Section 2.2 hereof.

          1.2 Other Defined Terms. The following capitalized terms are defined in this Agreement in the Section indicated below:

          DEFINED TERM                                 SECTION
          ------------                                 -------
          Agreement                                    Preamble
          AI LLC                                       Preamble
          AI LLC Nominees                              6.1(b)
          BCP LLC                                      Recitals
          Blackstone Members                           7.5
          Contract Date                                3.1(e)
          Demand Date                                  5.1(a)
          Drag-Along Notice                            3.3(a)
          Drag-Along Rightholders                      3.3(a)
          Drag-Along Sellers                           3.3(a)
          Excess Offered Securities                    3.1(c)
          Exchange Act                                 7.6
          Executive Nominee                            6.1(b)
          Initiating Stockholder                       5.1(a)
          Intermediate Holdco                          6.1(c)
          Lock-Up Period                               2.1(a)
          Master Purchase Agreement                    Recitals
          Newco                                        6.1(c)

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          Northrop Grumman                             Preamble
          Northrop Grumman Nominee                     6.1(b)
          Offer                                        3.1(a)
          Offered Securities                           3.1(a)
          Offering Notice                              3.1(a)
          Offeror                                      3.1(a)
          Parent                                       Preamble
          Permitted Transferee                         2.2
          Purchase Agreement                           Recitals
          Request                                      5.1(a)
          Rightholder(s)                               3.1(c)
          Rightholder Option Period                    3.1(c)
          Rightholder Percentage                       3.1(c)
          Selling Stockholder                          3.1(a)
          Shelf Registration                           5.1(e)
          Tag-Along Notice                             3.2(a)
          Tag-Along Price                              3.2(a)
          Tag-Along Purchaser                          3.2(a)
          Tag-Along Rightholder                        3.2(a)
          Tag-Along Securities                         3.2(a)
          transfer                                     2.1
          Transfer Agreement                           Recitals

          1.3 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this
Agreement.

                                   ARTICLE II

                                    TRANSFER

          2.1 Limitation on Transfer. (a) Until the earlier of (i) the fifth anniversary of the date hereof and (ii) six months after the IPO Effectiveness
Date (the "LOCK-UP PERIOD"), except as required by law, no Stockholder shall sell, contract to sell, give, assign, hypothecate, pledge (other than a pledge made in connection with a commercial loan), encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of (whether by operation of law or otherwise but not including a transaction (A) pursuant to Section 2.2 or (B) involving the sale (including a sale by merger, consolidation or similar transaction) of all the then-outstanding shares of Common Stock or all or substantially all of the assets of Parent if such transaction is effected pursuant to the provisions of
Section 3.3) any Shares (including, without limitation, the entering into of any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Shares) (each a
"TRANSFER") or any direct right, title or interest therein or thereto without the prior written consent of the Stockholders owning at least a majority of the then-outstanding Shares. AI LLC agrees that it will not unreasonably

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withhold its consent to any such transfer requested by Northrop Grumman if the proposed transferee or transferees are acceptable to AI LLC in its reasonable judgment and such transfer would not adversely affect Parent and its subsidiaries or AI LLC in the reasonable judgment of AI LLC. A transfer effected with the prior written consent of the Stockholders owning at least a majority of the then-outstanding Shares is hereafter referred to as a "Majority Transfer."

          (b) After the Lock-Up Period, any Stockholder may transfer all or a portion of its Shares in accordance with and subject to the provisions of this
Agreement, including, without limitation, Section 2.3 and Article III.

          (c) Any attempt to transfer any Shares or any rights thereunder in violation of this Section 2.1 shall be null and void ab initio. Parent shall not record on its stock transfer books or otherwise any transfer of Shares in violation of the terms and conditions set forth herein, including, but not limited to, Article III.

          2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 2.3, at any time, each of the Stockholders may transfer all or a portion of its Shares to any of its
Affiliates (each such transferee, a "PERMITTED TRANSFEREE"). A Permitted
Transferee of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to the transferor Stockholder or to a Person that is a Permitted Transferee of such transferor Stockholder, and such
Permitted Transferee will transfer its Shares back to the transferor Stockholder or such a Person prior to its ceasing to be an Affiliate of such transferor
Stockholder.

          2.3 Transfers in Compliance with Law; Substitution of Transferee. No transfer may be made pursuant to this Article II or Article III unless (a)
except pursuant to a Registered Sale, the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A, (b) the transfer complies in all respects with the applicable provisions of this Agreement and
(c) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. Upon becoming a party to this Agreement, the transferee of a Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a Stockholder hereunder with respect to the Shares transferred to such transferee.

                                  ARTICLE III

                             RIGHT OF FIRST REFUSAL;
                       TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS

          3.1 Right of First Refusal. (a) At any time a Stockholder proposes to make a transfer of Shares in accordance with Article II hereof (other than (i) a transfer to a Permitted Transferee pursuant to Section 2.2, (ii) a Majority
Transfer or (iii) a Registered Sale), and such Stockholder (a "SELLING
STOCKHOLDER") has received a bona fide arm's length offer (the "OFFER") to purchase all or any portion of its Shares (the "OFFERED SECURITIES") from any
Person (the "OFFEROR") which the Selling Stockholder

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wishes to accept, such Selling Stockholder shall cause the Offer to be reduced to writing and shall notify Parent in writing of its wish to accept the Offer
(the "OFFERING NOTICE").

          (b) Offering Notice. The Offering Notice shall contain an irrevocable offer to sell the Shares to each Stockholder (other than the Selling Stockholder and its Affiliates) at a price equal or equivalent (as determined in the manner set forth in Section 3.1(c)(i) below) to the price contained in, and otherwise on the same terms and conditions of, the Offer and shall be accompanied by a copy of the Offer (which shall identify the Offeror). Parent shall promptly deliver a copy of the Offering Notice to each of the Stockholders (other than the Selling Stockholder and its Affiliates).

          (c) Rightholder Option; Exercise.

               (i) For a period of 15 Business Days after the date upon which the Stockholders (other than the Selling Stockholder and its Affiliates)
     shall have received the Offering Notice (the "RIGHTHOLDER OPTION PERIOD"),
     each of the Stockholders (other than the Selling Stockholder and its
     Affiliates) (each, a "RIGHTHOLDER" and, collectively, the "RIGHTHOLDERS")
     shall have the right to elect to purchase Offered Securities either (A) at the same price and on the same terms and conditions as the Offer or (B) if the Offer includes any consideration other than cash, then at the sole option of the Rightholders, at the equivalent cash price, determined in good faith by Parent's Board of Directors. Each such Rightholder shall have the right to elect to purchase such number of Offered Securities that is not less than that percentage (the "RIGHTHOLDER PERCENTAGE") of the Offered
     Securities determined by dividing (1) the total number of Shares then owned by such Rightholder by (2) the total number of Shares then owned by all such Rightholders. If any Rightholder does not fully subscribe for the number or amount of Offered Securities it is entitled to purchase, then each other participating Rightholder shall be offered the opportunity to purchase up to all of the Offered Securities not so subscribed for (for the purposes of this Section 3.1(c), the "EXCESS OFFERED SECURITIES") and each such participating Rightholder shall have the right to purchase at least that percentage of the Excess Offered Securities determined by dividing (x)
     the total number of Shares then owned by such fully participating
     Rightholder by (y) the total number of Shares then owned by all fully participating Rightholders who elected to purchase Excess Offered
     Securities. The procedure described in the preceding sentence shall be repeated until either (x) there are no remaining Excess Offered Securities or (y) each Rightholder shall have declined or waived the initial offer of
     Offered Securities or an offer to subscribe for Excess Offered Securities.
     If the Rightholders do not subscribe for all of the Offered Securities pursuant to this Section 3.1(c), then the Selling Stockholder may, subject to Section 3.2, sell all of the Offered Securities to the Offeror in accordance with Section 3.1(e).

               (ii) The right of each Rightholder to purchase the Offered
     Securities under Section 3.1(c)(i) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the
     Rightholder Option Period, to the Selling Stockholder with a copy to
     Parent. Each such notice shall state (A) the

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     number of Shares held by such Rightholder and (B) the number of Shares that such Rightholder is willing to purchase pursuant to this Section 3.1(c)
     (which shall not exceed such Rightholder's Rightholder Percentage of the
     Offered Securities for the initial offer of such Offered Securities pursuant to the first two sentences of clause (i) above). The failure of a
     Rightholder to respond within the Rightholder Option Period to the Selling
     Stockholder shall be deemed to be a waiver of such Rightholder's rights under Section 3.1(c)(i); provided that each Rightholder may waive its rights under this Section 3.1(c)(ii) prior to the expiration of the
     Rightholder Option Period by giving written notice to the Selling
     Stockholder, with a copy to Parent.

          (d) Closing. The closing of the purchases of Offered Securities subscribed for by the Rightholders under Section 3.1(c) shall be held at the executive office of Parent at 11:00 a.m., local time, on the 30th day after the giving of the last of the Offering Notices pursuant to Section 3.1(b) or (c) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities. The Rightholder(s)
purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. Notwithstanding the foregoing, any closing pursuant to this Section 3.1(d) may be delayed (up to 60 days) in connection with any required HSR filing or similar filing in any jurisdiction; provided that each filing Person shall be required to seek all appropriate clearances in connection therewith as soon as possible, including seeking early approval of the proposed purchase or termination of any applicable waiting period, as applicable.

          (e) Sale to the Offeror. Unless the Rightholders elect to purchase all of the Offered Securities under Section 3.1(c), the Selling Stockholder may sell all of the Offered Securities to the Offeror on terms and conditions no less favorable to the Selling Stockholder than those set forth in the Offering
Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within 60 days after the earlier to occur of (i) the waiver by the Rightholders of the last of their options to purchase the Offered
Securities and (ii) the expiration of the last of the Rightholder Option Periods
(the "CONTRACT DATE"); and provided, further, that such sale shall not be consummated unless and until (A) such Offeror shall represent in writing to each
Rightholder that it is aware of the rights and obligations of the Stockholders contained in this Agreement and (B) prior to the purchase by such Offeror of any of such Offered Securities, such Offeror shall become a party to this Agreement and shall agree to be bound by the terms and conditions hereof in accordance with Section 2.3 hereof. If such sale is not consummated within 60 days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be

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made thereafter by the Selling Stockholder without again offering the same to the Rightholders in accordance with this Section 3.1.

          (f) To the extent that Rightholders elect to purchase all of the
Offered Securities pursuant to their rights under this Section 3.1, such election shall override any election of any other Stockholders exercising any rights under Section 3.2 hereof with respect to the same proposed transfer of
Shares.

          3.2 Tag-Along Rights.

          (a) If, at any time, one or more Stockholder(s) propose to transfer any Shares to any Person (other than a Permitted Transferee of such transferring
Stockholder and other than pursuant to a Registered Sale) (a "TAG-ALONG
PURCHASER") in accordance with the terms of this Agreement, then, unless such transferring Stockholder(s) are entitled to give and do give a Drag-Along Notice pursuant to Section 3.3 hereof, such transferring Stockholder(s) shall first provide written notice to each of the other Stockholders (other than Affiliates of the transferring Stockholder(s)), which notice (the "TAG-ALONG NOTICE") shall state: (i) the maximum number of Shares proposed to be transferred (the
"TAG-ALONG SECURITIES"); (ii) the purchase price per Share for the Tag-Along
Securities (the "TAG-ALONG PRICE"); and (iii) all material terms and conditions of such sale, including the proposed transfer date (which date may not be less than 30 days after delivery of the Tag-Along Notice). Each of the Stockholders
(other than the transferring Stockholder(s) and its/their respective Affiliates)
that has been provided with the Tag-Along Notice (each, a "TAG-ALONG
RIGHTHOLDER") shall have the right to sell to such Tag-Along Purchaser, upon the terms set forth in the Tag-Along Notice, that number of Shares held by such
Tag-Along Rightholder equal to that percentage of the Tag-Along Securities determined by dividing (A) the total number of Shares then owned by such
Tag-Along Rightholder by (B) the sum of (1) the total number of Shares then owned by all such Tag-Along Rightholders exercising their rights pursuant to this Section 3.2 and (2) the total number of Shares then owned by the transferring Stockholder(s). The transferring Stockholder(s) and the Tag-Along
Rightholder(s) exercising their rights pursuant to this Section 3.2 shall effect the sale of the Tag-Along Securities, and such Tag-Along Rightholder(s) shall sell the number of Tag-Along Securities required to be sold by such Tag-Along
Rightholder(s) pursuant to this Section 3.2(a), and the number of Tag-Along
Securities to be sold to such Tag-Along Purchaser by the transferring
Stockholder(s) shall be reduced accordingly.

          (b) The transferring Stockholder(s) shall give a Tag-Along Notice to each Tag-Along Rightholder of each proposed sale by it of Tag-Along Securities which gives rise to the rights of the Tag-Along Rightholders set forth in this
Section 3.2, at least 30 days prior to the proposed consummation of such sale, setting forth, in addition to the information described above in Section 3.2(a), the name of such Stockholder, the name and address of the proposed Tag-Along
Purchaser, the proposed form of consideration and terms and conditions of payment offered by such Tag-Along Purchaser, the percentage of Shares that such
Tag-Along Rightholder may sell to such Purchaser (determined in accordance with
Section 3.2(a) and assuming that all Tag-Along Rightholders exercise their rights pursuant to Section 3.2), and a representation that such

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Tag-Along Purchaser has been informed of the "tag-along" rights provided for in this Section 3.2 and has agreed to purchase Shares in accordance with the terms hereof. The tag-along rights provided by this Section 3.2 must be exercised by any Tag-Along Rightholder wishing to sell its Shares within 10 Business Days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the transferring Stockholder(s) indicating such Tag-Along
Rightholder's wish to irrevocably exercise its rights and specifying the number of Shares (up to the maximum number of Shares owned by such Tag-Along
Rightholder requested to be purchased by such Tag-Along Purchaser) it wishes to sell; provided that any Tag-Along Rightholder may waive its rights under this
Section 3.2 prior to the expiration of such 10 Business Day period by giving written notice to such transferring Stockholder(s), with a copy to Parent. The failure of a Tag-Along Rightholder to respond within such 10 Business Day period shall be deemed to be a waiver of such Tag-Along Rightholder's rights under this
Section 3.2. If a Tag-Along Purchaser fails to purchase the requisite number of
Shares from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Section 3.2(b), then the transferring Stockholder(s)
shall not be permitted to consummate the proposed sale of the Tag-Along
Securities, and any such attempted sale shall be null and void ab initio.

          (c) In connection with any sale pursuant to this Section 3.2, the
Tag-Along Rightholder shall make to the Tag-Along Purchaser the same representations, warranties, covenants, indemnities and agreements as the transferring Stockholder(s) makes in connection with the proposed transfer
(except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the transferring Stockholder(s), a
Tag-Along Rightholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself);
provided that all representations, warranties and indemnities shall be made by the transferring Stockholder(s) and such Tag-Along Rightholder severally and not jointly and that the liability of the transferring Stockholder(s) and such
Tag-Along Rightholder thereunder shall be borne by each of them on a pro rata basis. The Tag-Along Rightholders shall receive the same type and amount of consideration (and rights) per Share for the corresponding class or series of stock (on an as-converted basis, if applicable) and the same type and amount of consideration (and rights) for each type of Common Stock Equivalent, in each case, as is paid or delivered to the transferring Stockholder(s) in the sale pursuant to Section 3.2(a).

          3.3 Drag-Along Right.

          (a) If at any time one or more Stockholder(s) propose to transfer
Shares representing over 50% of all then-outstanding shares of Common Stock to any Person, and, such Stockholder(s) (the "DRAG-ALONG RIGHTHOLDERS") have received a bona fide, arm's length offer from an Offeror to purchase (including a purchase by merger, consolidation or similar transaction) all of the outstanding Shares or all or substantially all of the assets of Parent, the
Drag-Along Rightholders may send written notice (the "DRAG-ALONG NOTICE") to
Parent and the other Stockholders (such other Stockholders, collectively, the
"DRAG-ALONG SELLERS") notifying them they will be required to sell all (but not less than all) of their Shares in such sale. Upon receipt of a Drag-Along
Notice,

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each Drag-Along Seller receiving such notice shall be obligated to (i) sell all of its Shares in the transaction (including a sale or merger, consolidation or similar transaction) contemplated by the Drag-Along Notice on the same terms and conditions as the Drag-Along Rightholders (including payment of its pro rata share of all costs associated with such transaction) and (ii) otherwise take all action (or refrain from taking certain actions) necessary to cause the consummation of such transaction, including not exercising any appraisal rights in connection therewith. Each Drag-Along Seller further agrees to take all actions (including executing documents) in connection with the consummation of the proposed transaction as may reasonably be requested of it by the Drag-Along
Rightholders.

          (b) In connection with any sale pursuant to this Section 3.3(a), the
Drag-Along Seller shall make to the Offeror the same representations, warranties, covenants, indemnities and agreements as the Drag-Along Rightholders make in connection with the proposed transfer (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Drag-Along Rightholders, a Drag-Along Seller shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided that all representations, warranties and indemnities shall be made by the transferring Drag-Along
Rightholders and such Drag-Along Seller severally and not jointly and that the liability of the transferring Drag-Along Rightholders and such Drag-Along Seller thereunder shall be borne by each of them on a pro rata basis. The Drag-Along
Seller shall receive the same type and amount of consideration (and rights) per
Share for the corresponding class or series of stock (on an as converted basis, if applicable) and the same type and amount of consideration (and rights) for each type of Common Stock Equivalent, in each case, as is paid or delivered to the Drag-Along Rightholders in the sale pursuant to Section 3.3(a).

                                   ARTICLE IV

                            STOCK CERTIFICATE LEGEND

          4.1 Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of Parent and kept with the records of Parent. Any certificate representing Shares now held or hereafter acquired by any
Stockholder shall, for as long as this Agreement is effective, bear legends substantially in the following forms:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE
         SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY
         NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
         STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR
         PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS
         OF SUCH ACT AND SUCH LAWS.

                                                                              11

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER
         DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES
         REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE
         STOCKHOLDERS AGREEMENT, DATED FEBRUARY 28, 2003, AS AMENDED AND
         RESTATED ON JANUARY 21, 2004, AMONG TRW AUTOMOTIVE HOLDINGS CORP. (THE
         "COMPANY") AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE
         INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT
         REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY
         UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE
         TERMS OF THE STOCKHOLDERS AGREEMENT.

                                   ARTICLE V

                               REGISTRATION RIGHTS

          5.1 Demand Registration Rights.

          (a) If (x) at any time prior to the earlier of the fifth anniversary of the date hereof or the 180th day following the consummation of the Initial
Public Offering (the earlier of such dates, the "DEMAND DATE"), Parent shall receive a written request (a "REQUEST") from one or more Stockholder(s) holding
Shares representing at least a majority of all the then-outstanding shares of
Common Stock of Parent or (y) at any time after the Demand Date, Parent shall receive a Request from one or more Stockholders holding Shares representing over
18% of all the then-outstanding shares of Common Stock of Parent, in either case to register Registrable Shares owned by such Stockholder(s) totaling at least 5%
of the then-outstanding shares of Common Stock, which request shall specify the intended method of disposition thereof, Parent shall promptly give notice of such request to the other Stockholders and thereupon shall (i) prepare and file a registration statement under the Securities Act covering (A) the number of the
Registrable Shares which are the subject of such request, (B) all unissued shares of Common Stock which Parent has elected to register for itself and (C)
all other Registrable Shares which the Stockholders shall have requested Parent to register pursuant to Section 5.2 and (ii) use its commercially reasonable efforts to cause such registration statement to become effective. The managing underwriter of an offering pursuant to this subparagraph (a) shall be selected by the Stockholders initiating the Request (the "INITIATING STOCKHOLDERS").

          (b) A registration requested pursuant to this Section 5.1 shall not be deemed to have been effected for purposes of Section 5.1(d): (i) if it has become effective and remains effective in compliance with the provisions of the
Securities Act but less than 50% of all Registrable Shares listed in the Request to be included in such registration statement have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement (other than primarily as a result

                                                                              12

of acts or omissions of the Initiating Stockholders or any authorized agent thereof); (ii) if, before the registration statement has been declared effective by the Commission, such registration statement has theretofore been filed with the Commission, and is withdrawn at the request of the Initiating
Stockholder(s), and the Initiating Stockholder(s) elect to bear their own expenses and reimburse Parent for all out-of-pocket expenses incurred by it attributable to the attempted registration of such Registrable Shares; or (iii)
if, after it has become effective, the offering of the Registrable Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Body (for any reason not attributable to Parent or any of its Affiliates). If a registration statement filed by Parent at the request of the Initiating
Stockholder(s) pursuant to this Section 5.1 is withdrawn at the initiative of
Parent, then the Initiating Stockholder(s) shall not be deemed to have exercised a right to require Parent to register Registrable Shares pursuant to this
Section 5.1.

          (c) If a demand registration pursuant to this Section 5.1 involves an underwritten offering and the managing underwriter advises Parent in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Parent which are not Registrable Shares)
exceeds the maximum number of securities which can be sold in such offering without having an adverse effect on the offering of securities (including the price at which such securities could be offered), Parent will include in such registration shares of Common Stock as follows: (i) first, the number of
Registrable Shares requested to be registered by the Initiating Stockholder(s), pro rata in accordance with the number of shares so requested to be registered;
(ii) second, the number of Registrable Shares requested to be registered by
Stockholders other than the Initiating Stockholder(s), and any other holders of
Capital Stock having equivalent rights under similar agreements, pro rata in accordance with the number of shares so requested to be registered; and (iii)
third, the number of shares proposed to be sold by Parent.

          (d) Subject to subparagraph (b) of this Section 5.1, the obligation of
Parent under this Section 5.1 shall be limited to four registration statements for any Initiating Stockholder and its Affiliates. Subject to the election of the Initiating Stockholder to pay certain expenses pursuant to Section 5.1(b),
Parent shall pay the expenses described in Section 5.4 in connection with any registration statement filed pursuant to this Section 5.1.

          (e) Initiating Stockholders shall be permitted to request that any registration under this Section 5.1 be made under Rule 415 under the Securities
Act (the "SHELF REGISTRATION"). Parent shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective for two years or until such date on which there are no Registrable Securities covered by such registration. During the period during which the Shelf Registration is effective, Parent shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by the Initiating
Stockholders or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                                                                              13

          (f) Notwithstanding the foregoing provisions of this Section 5.1, if the managing underwriter, the Commission, the Securities Act or the form on which the registration statement is to be filed with respect to a requested registration would require the conduct of an audit other than the regular audit conducted by Parent at the end of its fiscal year, the filing of the registration statement requested pursuant to this Section may be delayed until the completion of such regular audit.

          5.2 Incidental Registration.

          (a) If, at any time after the Demand Date, Parent, for its own account or upon the request of any Initiating Stockholder(s), determines to proceed with the preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale of Common Stock (other than a registration statement on Form S-4, S-8, or other limited purpose form), Parent will give written notice of such determination to the Stockholders. Upon written request of any Stockholder given within 10 Business Days after receipt of any such notice from Parent, Parent will, except as herein provided, cause all
Registrable Shares held by such Stockholder which have been requested to be included in the registration to be included in such registration statement;
provided, however, that nothing herein shall prevent Parent from, at any time, abandoning or delaying any registration.

          (b) If any Public Offering pursuant to this Section 5.2 shall be underwritten on a firm commitment basis, in whole or in part, Parent may require that the Common Stock requested for inclusion pursuant to this Section 5.2 be included in such Public Offering on the same terms and conditions as the securities otherwise being sold through the underwriters. If, upon the written advice of the managing underwriter of such Public Offering, the number of securities requested to be included in such registration (including securities of Parent which are not Registrable Shares) exceeds the maximum number of securities which can be sold in such offering without having an adverse effect on the offering of securities (including the price at which such securities could be offered), Parent will include in such registration such maximum number of shares of Common Stock as follows: (A) if such registration has been initiated by one or more Initiating Stockholders, in the manner provided in
Section 5.1(c); or (B) if such registration has been initiated by Parent, then
(i) first, the shares of Common Stock Parent proposes to sell for its own account and (ii) second, the number of Registrable Shares requested to be included in such registration by the Stockholders and any other holders of
Capital Stock having equivalent rights under similar agreements, pro rata in accordance with the number of shares requested to be registered by such
Stockholders and other Persons.

          5.3 Registration Procedures. If and whenever Parent is required by the provisions of Section 5.1 or 5.2 to effect the registration of Registrable
Shares under the Securities Act, Parent will:

          (a) prepare and file with the Commission a registration statement with respect to such Registrable Shares, and use its commercially reasonable efforts to cause such registration statement to become and remain effective for such period as may be

                                                                              14

reasonably necessary to effect the sale of such Registrable Shares, which, except in the case of a Shelf Registration, shall not exceed 180 days; provided, however, that Parent may discontinue any registration of its securities that is being effected pursuant to Section 5.2 at any time;

          (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Shares, which, except in the case of a Shelf Registration, shall not exceed 180 days;
provided, however, that Parent may discontinue any registration of its securities that is being effected pursuant to Section 5.2 at any time;

          (c) furnish to the Stockholders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Registrable Shares;

          (d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or
Blue Sky laws of such jurisdictions as such participating Stockholders may reasonably request within 20 days following the original filing of such registration statement, except that Parent shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

          (e) notify such participating Stockholders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) notify the participating Stockholders in the event that Parent becomes aware that any prospectus required to be delivered by Stockholders pursuant to the Securities Act contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and, at the request of any such Stockholder, prepare, promptly file with the Commission and deliver to such Stockholder such amendments or supplements to the prospectus as may be necessary so that the prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or fail to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (g) advise such Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the

                                                                              15

issuance of any stop order or to obtain its withdrawal, if such stop order should be issued; and

          (h) if such registration statement includes an underwritten public offering, enter into a customary underwriting agreement and, at the closing provided for in such underwriting agreement provide such of the following documents as are required thereunder: (i) an opinion or opinions of counsel to
Parent; and (ii) a cold comfort letter or letters from the independent certified public accountants of Parent covering such matters as are customarily covered by such letters.

          It shall be a condition precedent to the obligation of Parent to take any action pursuant to this Agreement in respect of the Registrable Shares which are to be registered at the request of any Stockholder that such Stockholder shall furnish to Parent such information regarding the Registrable Shares held by such Stockholder and the intended method of disposition thereof as Parent shall reasonably request in connection with such registration.

          Each Stockholder agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 5.3(f), such
Stockholder will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Stockholder receives the copies of the prospectus supplement or amendment contemplated by Section 5.3(f), and, if so directed by Parent, such Stockholder will deliver to Parent all copies, other than permanent file copies, then in such Stockholder's possession, of the prospectus covering such Registrable
Shares current at the time of receipt of such notice. In the event Parent shall give any such notice, the period mentioned in Section 5.3(b) shall be extended by the greater of (i) 30 days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 5.3(f)
to and including the date when such Stockholder shall have received the copies of the prospectus supplement or amendment contemplated by Section 5.3(f).

          5.4 Expenses. With respect to a registration requested pursuant to
Section 5.1 (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the Stockholders that elect to pay certain expenses) and with respect to each inclusion of Registrable
Shares in a registration statement pursuant to Section 5.2, Parent shall bear the following fees, costs and expenses: all registration, filing and listing fees, printing expenses, fees and disbursements of counsel, fees and disbursements of accountants, all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the reasonable fees and disbursements of the transferring
Stockholders; provided that such Stockholders shall bear their own underwriting discounts and commissions and transfer taxes.

          5.5 Indemnification.

                                                                              16

          (a) Parent will indemnify and hold harmless each Stockholder whose
Registrable Shares are included in a registration statement pursuant to the provisions of Section 5.1 or 5.2, each officer, director and Affiliate of each such Stockholder, any underwriter (as defined in the Securities Act) for such
Stockholder and each Person, if any, who controls such Stockholder or such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which such Stockholder, director, officer, Affiliate, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any final prospectus relating thereto or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that Parent will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in strict conformity with written information furnished by such Stockholder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

          (b) Each Stockholder whose Shares are included in a registration pursuant to Section 5.1 or 5.2 will indemnify and hold harmless Parent, any director or officer thereof, any underwriter and any controlling Person (within the meaning of the Securities Act) of Parent or any such underwriter from and against any and all loss, damage, liability, cost or expense to which Parent or such director, officer, underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any final prospectus relating thereto or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Stockholder specifically for use in the preparation thereof.

          (c) Promptly after receipt by an indemnified party pursuant to the provisions of subparagraph (a) or (b) of this Section 5.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said subparagraphs (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5.5, except to the extent the indemnifying party was prejudiced by such omission. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may

                                                                              17

wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one firm of separate counsel satisfactory to the indemnifying party to participate in the defense of such action on behalf of all indemnified parties.
After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subparagraphs (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, in which case only the reasonable fees and expenses of such single firm shall be indemnifiable; (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) The obligations of the parties under this Section 5.5 shall be in addition to any liability, which any party may otherwise have to any other party.

          (e) The indemnification required by this Section 5.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, damage, liability, cost or expense is incurred.

          5.6 Lock-up Agreement. If any registration of Registrable Shares shall be in connection with an underwritten public offering, each Stockholder agrees not to, and shall use its best efforts to cause its Affiliates not to, effect any transfer, sale or distribution (except as a participant in such underwritten public offering or from one party (or its Affiliate) to another party (or its
Affiliate)), including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of Parent, or of any security convertible into or exchangeable or exercisable for any equity security of Parent (in each case, except as a participant in such underwritten public offering or from one party
(or its Affiliate) to another party (or its Affiliate)), during the seven days prior to, and during the 180-day period (or such shorter period as the managing underwriters may require or permit) beginning on, the effective date of such registration, and Parent hereby also so agrees and agrees to use reasonable efforts to cause each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of
Parent purchased from Parent (at any time other than in a public offering) to so agree. Parent agrees that any agreement entered into after the date of this
Agreement pursuant to which Parent issues or agrees to issue any privately placed Common Stock, Common Stock Equivalent or other securities shall contain a provision under which holders of such securities agree not to effect any transfer, sale or distribution of any such securities during the period referred to in the preceding sentence, including any sale

                                                                              18

pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

                                   ARTICLE VI

                                   GOVERNANCE

          6.1 Board of Directors. Parent, AI LLC and Northrop Grumman agree as follows:

          (a) The Board of Directors shall initially consist of six members, which may be increased, at the sole discretion of the Board of Directors from time to time, to not more than nine members (subject to the requirements of
Section 6.1(f)).

          (b) AI LLC shall be entitled, but not required, to designate all nominees for election to the Board of Directors other than any Northrop Grumman
Nominee and the Executive Nominee referred to below (such nominees, together with any replacements pursuant to subparagraph (e) below, the "AI LLC
NOMINEES"), provided that the sixth or seventh such AI LLC Nominees, if any, to serve on the Board of Directors at any one time shall be Independent Directors.
Until such time as Northrop Grumman owns less than 5% of all then-outstanding shares of Common Stock, Northrop Grumman shall be entitled, but not required, to designate one nominee for election to the Board of Directors (such nominee, and including any replacements pursuant to subparagraph (e) below, the "NORTHROP
GRUMMAN NOMINEE"). In addition, the Board of Directors shall also include the
Chief Executive Officer or, if and for so long as Parent shall not have a Chief
Executive Officer, another executive officer selected by AI LLC (the "EXECUTIVE
NOMINEE"). As soon as practicable after the date hereof, each Stockholder shall vote at a meeting or by written consent all of the Shares owned by them so that the AI LLC Nominees, any Northrop Grumman Nominee and the Executive Nominee
shall be elected to the Board of Directors. Each Stockholder shall vote all of the Shares owned by them at any subsequent regular or special meeting of the stockholders of Parent at which action is to be taken with respect to the election of directors, or in any written consent in lieu of such a meeting of stockholders, in favor of the election of the AI LLC Nominees, the Northrop
Grumman Nominee and the Executive Nominee, and shall take all other actions necessary to ensure the continued election to the Board of Directors of such nominees and shall not take any actions which are inconsistent with the intent and purpose of the foregoing; provided that, with respect to any Northrop
Grumman Nominee, such undertakings shall apply only if, at such time, Northrop
Grumman owns at least 5% of all then-outstanding shares of Common Stock.

          (c) Each Stockholder shall take all actions necessary to cause each of the members of the Board of Directors so elected, acting as directors of the sole stockholder of TRW Automotive Intermediate Holdings Corp., a Delaware
corporation ("INTERMEDIATE HOLDCO"), to (i) take all action necessary such that the board of directors of Intermediate Holdco shall at all times comprise the same individuals as the Board of

                                                                              19

Directors (unless Northrop Grumman elects not to be represented on such board of directors of Intermediate Holdco) and (ii) take all action necessary to cause the board of directors of Intermediate Holdco, acting as directors of the sole stockholder of TRW Automotive Acquisition Corp., a Delaware corporation
("NEWCO"), to take all action necessary such that the board of directors of
Newco shall at all times comprise the same individuals as the Board of Directors
(unless Northrop Grumman elects not to be represented on such board of directors of Newco). To the extent that other holding companies are interposed beneath
Parent and above Newco, each Stockholder shall take all actions necessary to effectuate the intent evidenced by the provisions of this subparagraph (c).

          (d) Neither this Agreement nor any provisions hereof nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on any particular member of the Board of Directors any right to be retained in such capacity with Parent or any of its Affiliates.

          (e) Each Stockholder hereby agrees to use its reasonable best efforts to call, or cause the appropriate officers and directors of Parent to call, a special meeting of stockholders of Parent and vote all of the Shares owned or held of record by it for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any
AI LLC Nominee or Northrop Grumman Nominee if AI LLC or Northrop Grumman, as the
case may be, requests his or her removal for any reason. AI LLC or Northrop
Grumman, as the case may be, shall have the right to designate a new nominee if an AI LLC Nominee or a Northrop Grumman Nominee, as the case may be, shall vacate his or her directorship for any reason (including any removal from such directorship as provided above), and each of AI LLC and Northrop Grumman hereby agrees to take such actions as may be necessary to cause such vacancy to be filled by such new AI LLC Nominee or Northrop Grumman Nominee, as the case may be; provided that, with respect to any Northrop Grumman Nominee, such undertakings shall apply only if, at such time, Northrop Grumman owns at least
5% of all then-outstanding shares of Common Stock.

          (f) In connection with an Initial Public Offering or as otherwise required by applicable federal and state securities laws, the Board of Directors shall be expanded to include such additional independent directors as may be required by the rules of any stock exchange on which the Shares are traded, with such independent directors to be selected by the Board of Directors.

          6.2 Board Action. A quorum for any meeting of the Board of Directors shall require the presence of directors constituting at least a majority of the entire Board of Directors. Any committee of the Board of Directors shall have a minimum number of three directors as members. Subject to applicable law or regulation or the requirements of any stock exchange on which the Shares are traded, AI LLC and Northrop Grumman shall be entitled to have representation on committees of the Board of Directors proportionate to their respective representation on the Board of Directors; provided, however, that, until such time as Northrop Grumman owns less than 5% of all then-outstanding shares of
Common Stock, Northrop Grumman shall be entitled to have at least one representative on each such committee (except as otherwise prohibited by law or regulation or the requirements of any stock exchange on which the Shares are traded).

                                                                              20

For all matters requiring the approval of the Board of Directors, the affirmative vote of a majority of the entire Board of Directors will be required.

                                  ARTICLE VII

                                   COVENANTS

          7.1 Books and Records. Parent shall, and shall cause its Subsidiaries to, keep proper books or records and account, in which full and correct entries shall be made of all financial transactions and the assets and business of
Parent and each of its Subsidiaries in accordance with generally accepted accounting principles.

          7.2 Periodic Reporting.

          (a) Parent shall deliver to each Stockholder:

               (i) as soon as available, but not later than 90 days after the end of each fiscal year of Parent, a copy of the audited consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail;

               (ii) commencing with the fiscal period ending on March 31, 2003, as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of Parent and its subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter; and

          (b) Parent shall deliver to each Stockholder that, together with its
Affiliates, owns at least 18% of the then-outstanding Shares of Common Stock such other reports and information as may be reasonably requested by such
Stockholder.

          7.3 Confidentiality. Except as required by law or other legal proceeding, each party hereto will, and will cause each of their respective
Subsidiaries, Affiliates and representatives to, maintain in confidence, any nonpublic or confidential proprietary information furnished to them by or on behalf of any other party or its representatives in connection with this
Agreement or the transactions contemplated hereby. All information provided under this Agreement shall be deemed confidential; provided, however, that information shall not be deemed confidential if (a) at the time of disclosure, such information is generally available to and known by the public (other than as a result of a disclosure directly by the recipient or any of its representatives), (b) such information was available to the recipient on a non-confidential basis from a source that is not and was not prohibited from disclosing such information to the recipient by a contractual, legal or fiduciary obligation or (c) such information is known to the recipient prior to or independently of its relationship with the party providing such information.

                                                                              21

          7.4 Assumption of Liabilities. Parent hereby agrees to assume on behalf of BCP LLC (and any of its assignees, including AI LLC) and Northrop
Grumman all liabilities and obligations specifically attributable to Parent under the second and third sentences of Section 3.2(g) (purchase price adjustment), Section 7.11 (guarantees and letters of credit) and Section 10.1(b)
(general indemnity) of the Master Purchase Agreement and the liabilities and obligations specifically attributable to Parent within the provisions of Article
XI (tax indemnity) of the Master Purchase Agreement; provided, however, that, for the avoidance of doubt, nothing under this Section 7.4 shall release
Northrop Grumman from any of its other obligations under the Master Purchase
Agreement, including, without limitation, its obligations under all other provisions of Section 3.2(g), Section 10.1 and Article XI thereof.

          7.5 Dissolution of AI LLC. In the event of a dissolution of AI LLC, each of Parent and the Stockholders agrees (a) for the benefit of the members of
AI LLC which are Affiliates of Blackstone Management Associates IV L.L.C. (the
"BLACKSTONE MEMBERS") that it will enter into agreements with the Blackstone
Members with respect to the Shares which are designed to reflect the rights and obligations of the parties under this Agreement and the Amended and Restated
Limited Liability Company Agreement, dated as of the date hereof (as the same may be amended, supplemented or modified), including, without limitation, the right of AI LLC to appoint directors of Parent and (b) that Parent shall enter into a management rights letter agreement, in the form of Exhibit B hereto, with each member of AI LLC which becomes a stockholder of Parent as a result of such dissolution and which is intended to qualify as a venture capital operating company (as defined in Department of Labor Regulation 29 C.F.R. Section
2510.3-101(d)(3)(i).

          7.6 Rule 144. If Parent is subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE
ACT"), Parent covenants that it will file any reports required to be filed by it under the Exchange Act, and it will take such further action as any Stockholder may reasonably request, so as to enable such Stockholder, to the extent permitted by this Agreement, to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a)
Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the request of any Stockholder, Parent will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

                                  ARTICLE VIII

                                  MISCELLANEOUS

          8.1 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents now owned or which may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such
Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization,

                                                                              22

consolidation, merger, share split or share dividend, or which are acquired by a
Stockholder in any other manner.

          8.2 Recapitalization, Exchange, Etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares and the Common Stock Equivalents, to any and all shares of capital stock of Parent,
Common Stock Equivalents or other securities of Parent that may be issued in respect of, in exchange for, or in substitution of the Shares or Common Stock
Equivalents, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations and the like occurring after the date of this Agreement. If, and as often as, there are any changes in the Shares or the Common Stock Equivalents, by way of any
stock dividends, splits, reverse splits, combinations, or reclassifications, or through merger, consolidation, reorganization or recapitalization or by any other means occurring after the date of this Agreement, appropriate adjustment shall be made to the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Shares and Common Stock Equivalents as so changed.

          8.3 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery:

          (a) if to Parent or AI LLC:

                  c/o The Blackstone Group L.P.
                  345 Park Avenue, 31st Floor
                  New York, NY 10154
                  Telecopy: (212) 583-5258
                  Attention: Neil P. Simpkins

                                   -and-

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, NY 10017
                  Telecopy: (212) 455-2502
                  Attention: William R. Dougherty

          (b) if to Northrop Grumman:

                  Northrop Grumman Corporation
                  1840 Century Park East
                  Los Angeles, CA 90067
                  Telecopy: (310) 201-3282
                  Attention: James L. Sanford

                  with a required copy (which shall not constitute notice) to:

                                                                              23

                  Northrop Grumman Corporation
                  1840 Century Park East
                  Los Angeles, CA 90067
                  Telecopy: (310) 556-4558
                  Attention:  General Counsel

                             -and-

                  Gibson Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, CA 90071
                  Telecopy: (213) 229-7159
                  Attention:   Andrew E. Bogen
                             Peter F. Ziegler

          (c) if to any Permitted Transferee, at its address as it appears on the record books of Parent.

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five Business
Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 8.3 designate another address or Person for receipts of notices hereunder.

          8.4 Successors and Assigns; Third Party Beneficiaries. This Agreement
shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement;
provided, however, that AI LLC may assign its rights and obligations under this
Agreement to a group consisting of the members of AI LLC. Except as provided in
Section 7.5, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          8.5 Amendment and Waiver.

          (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement shall be effective only if it is made or given in writing and signed by each of Parent, AI LLC and Northrop Grumman. Any waiver of any provision of this Agreement and any consent to any departure by any party from the terms of any provision of this Agreement shall be effective only if it is in writing and signed by the

                                                                              24

party waiving its right or consenting to such departure. Any such amendment, supplement, modification, waiver or consent shall be binding upon Parent and all of the Stockholders.

          8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this
Agreement by such party.

          8.7 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder.
Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

          8.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          8.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          8.10 Entire Agreement. This Agreement, together with the exhibits hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          8.11 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate upon the earlier of:

          (a) the tenth anniversary of the date of this Agreement;

          (b) the consummation of any sale of all or substantially all of the assets of Parent in which the proceeds (whether in cash or securities) of such sale are distributed to (or received by) the Stockholders pro rata (based on the number of Shares and Common Stock Equivalents then owned by the Stockholders and the numbers of Shares and Common Stock Equivalents then owned by all stockholders of Parent);

                                                                              25

          (c) the ownership of the Common Stock by only one Stockholder who is a party to this Agreement; or

          (d) the written agreement of each of the parties hereto.

          8.12 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          8.13 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

          8.14 Other Registration Rights.

          (a) Parent hereby agrees that it will not grant to any Person (other than the Stockholders) any rights to demand registration under the Securities
Act of any shares of its Common Stock, Common Stock Equivalents or other securities.

          (b) If Parent at any time grants to any other holders of Common Stock,
Common Stock Equivalents or other securities of Parent any rights to request
Parent to effect the incidental registration under the Securities Act of any such securities on any terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, at the request of any Stockholder, be deemed amended or supplemented to the extent necessary to provide the Stockholders such more favorable rights and benefits.

          (c) Parent agrees that it will not enter into, or cause or permit any of its subsidiaries to enter into, any agreement which conflicts with, limits or prohibits the exercise of the rights granted to the Stockholders in this
Agreement.

          8.15 Consent to Jurisdiction; No Jury Trial. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any federal court in the Southern District of New York, or in any state court in which venue would otherwise be properly located in the Southern District of New
York, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such action, suit or proceeding will be effective against any party if given as provided herein. Nothing herein contained will be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than New York. THE
PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING OR
COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING
OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

                              TRW AUTOMOTIVE HOLDINGS CORP.

                              By:     /s/ David L. Bialosky
                                   ------------------------------------------
                                   Name:  David L. Bialosky
                                   Title:  Vice President and General Counsel

                              AUTOMOTIVE INVESTORS L.L.C.

                              By:     /s/ Neil P. Simpkins
                                   ------------------------------------------
                                   Name:  Neil P. Simpkins
                                   Title:  Authorized Signatory

                              NORTHROP GRUMMAN CORPORATION

                              By:     /s/ James L. Sanford
                                   ------------------------------------------
                                   Name:  James L. Sanford
                                   Title: Corporate Vice President and Treasurer

                                                                       EXHIBIT A

                          ACKNOWLEDGMENT AND AGREEMENT

          The undersigned wishes to receive from [___________] ("Transferor")
[certain shares or certain options, warrants or other rights to purchase]
[___________] shares, par value $0.01 per share, of Common Stock (the "Shares")
of TRW Automotive Holdings Corp., a Delaware corporation ("Parent").

          The Shares are subject to the Stockholders Agreement, dated February
28, 2003, as amended and restated on January 21, 2004 (the "Agreement"), among
Parent and the other parties listed on the signature pages thereto. The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms.

          Pursuant to the terms of the Agreement, the transferor is prohibited from transferring such Shares and Parent is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Agreement and the recipient of such Shares acknowledges the terms and conditions of the Agreement and agrees to be bound thereby.

          The undersigned wishes to receive such Shares and have Parent register the transfer of such Shares.

          In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the transferor to transfer such Shares to the undersigned and Parent to register such transfer, the undersigned does hereby acknowledge and agree that (i) he/she has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a "Stockholder".

                      This ________ day of ________, 200_.

                                                                       EXHIBIT B
                                     FORM OF
                       MANAGEMENT RIGHTS LETTER AGREEMENT
                          TRW AUTOMOTIVE HOLDINGS CORP.

                                                         , 200  (1)
                                        -----------------     --

[List each VCOC investor in AI LLC which becomes a shareholder in TRW Automotive
Holdings Corp. upon the dissolution of AI LLC]

Attention:

Dear Sir/Madam:

          Reference is made to the Stockholders Agreement by and among TRW
Automotive Holdings Corp. (the "Parent") and the other parties named therein dated as of February 28, 2003, as amended and restated on January 21, 2004 (the
"Stockholders Agreement"). Capitalized terms used herein without definition have the meanings specified in the Stockholders Agreement.

          The Parent hereby agrees that until, with respect to any of the addressees of this letter (each, a "VCOC Investor"), such time as such VCOC
Investor (together with its affiliates) ceases to own a number of Shares equal to or in excess of 50% of the number of Shares for which such VCOC Investor's initial membership interest in AI LLC as of February 28, 2003 would have been converted or exchanged upon the dissolution of AI LLC (or the securities into which such Shares may have been converted or for which they may have been exchanged) (as equitably adjusted to reflect any stock splits, reverse stock splits or other corporate reorganizations), without limitation or prejudice of any the rights provided to the VCOC Investors under the Stockholders Agreement, the Parent shall:

o    Provide each VCOC Investor or its designated representative with:

          (i) the right to visit and inspect any of the offices and properties of the Parent and its subsidiaries and inspect and copy the books and records of the Parent and its subsidiaries, at such times as the VCOC
     Investor shall reasonably request;

          (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, consolidated balance sheets of the Parent and its subsidiaries as of the end of such period, and consolidated statements of

--------
(1)  To be dated the date of the dissolution of Automotive Investors L.L.C.

     income and cash flows of the Parent and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

          (iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the
     Parent and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Parent and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation; and

          (iv) to the extent the Parent is required by law or pursuant to the terms of any outstanding indebtedness of the Parent to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934,
     actually prepared by the Parent as soon as available.

o    Make appropriate officers and/or directors of the Parent available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Parent and its subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

o    Inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of the Parent, and to provide the VCOC Investor or its designated representative with the right to consult with the Parent with respect to such actions; and

o    Provide the VCOC Investor or its designated representative with such other rights of consultation, if any, as may reasonably be mutually agreed by the
     VCOC Investor and the Parent as a result of change in law or issuance of additional interpretive guidance by the Department of Labor after the date hereof to be necessary to qualify its investment in the Parent as a
     "venture capital investment" for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the
     "Plan Asset Regulation").

          The Parent agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the
Parent.

          In the event the VCOC Investor transfers all or any portion of their investment in the Parent to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such transferee shall be afforded the same rights with respect to the Parent afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

          This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the
State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                                         TRW AUTOMOTIVE HOLDINGS CORP.

                                         By:
                                            ----------------------------------
                                               Name:
                                               Title:
Agreed and acknowledged as of the
date first above written:

[VCOC FUND]

         By:
             ------------------------------
         Name:
         Title:

[VCOC FUND]

         By:
             ------------------------------
         Name:
         Title:

[VCOC FUND]

         By:
             ------------------------------
         Name:
         Title: